Exhibit 99.1

ROSETTA RESOURCES INC. TO PRESENT AT ENERCOM'S OIL & GAS CONFERENCE

HOUSTON, August 17, 2010 (GlobeNewswire) -- Rosetta Resources Inc. (“Rosetta”)(Nasdaq:ROSE) announced today that Randy L. Limbacher, Chairman, CEO and President, will present on Tuesday, August 24, 2010 at 1:30 p.m. Mountain Time, 2:30 p.m. Central Time at Enercom’s “The Oil & Gas Conference” held in Denver, Colorado. Mr. Limbacher will provide an update on Rosetta’s 2010 capital programs and outlook for the company.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Its operations are concentrated in South Texas, the Rocky Mountains and the Sacramento Basin of California. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

[ROSE-G]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which can be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
mrosinski@rosettaresources.com